Exhibit 5.4

[Perkins Coie LLP Letterhead]

November 12, 2014

Kinross Gold Corporation

25 York Street

17th Floor

Toronto, Ontario

Canada M5J 2V5

Re:                             Guarantees of Kinross Gold Corporation’s 5.95% Senior Notes due 2024 — Alaska and Washington Guarantors

Ladies and Gentlemen:

We have acted as special Alaska counsel to Melba Creek Mining, Inc., an Alaska corporation (the “Alaska Guarantor”), a subsidiary of Kinross Gold Corporation, an Ontario corporation (the “Issuer”), and as special Washington counsel to Crown Resources Corporation, a Washington corporation (the “Washington Guarantor”), a subsidiary of the Issuer, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $500,000,000 in aggregate principal amount of the Issuer’s 5.95% Notes due 2024 (the “Exchange Notes”) being offered for exchange pursuant to the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act.  The Exchange Notes will be issued pursuant to the Indenture (the “Indenture”), dated as of August 22, 2011, among the Issuer, the Alaska Guarantor, the Washington Guarantor, Aurelian Resources Inc., BGO (Bermuda) Ltd, Kinross Brasil Mineraçao S.A., Kinross Gold U.S.A., Inc., Fairbanks Gold Mining, Inc., Compania Minera Mantos de Oro, Compania Minera Maricunga, Red Back Mining Mauritania No. 2 Limited, Red Back Mining, Inc., and Round Mountain Gold Corporation, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.  Each of the Alaska Guarantor and the Washington Guarantor will execute a guarantee (the “Guarantee”) to be endorsed on each Exchange Note authenticated by the Trustee.  The Guarantee will evidence each of the Alaska Guarantor’s guarantee and the Washington Guarantor’s guarantee, respectively, of the Issuer’s obligations under the Exchange Notes pursuant to the Indenture.

In our capacity as counsel to the Alaska Guarantor and the Washington Guarantor, we have examined (a) the Registration Statement, (b) the Indenture, (c) the form of Exchange Notes and Guarantee, (d) the articles of incorporation, bylaws and resolutions of each of the Alaska Guarantor and the Washington Guarantor and (e) the originals or copies identified to our satisfaction, of such corporate records of each of the Alaska Guarantor and the Washington Guarantor, certificates of public officials, officers of each of the Alaska Guarantor and the Washington Guarantor and such other persons, and such other documents, agreements and instruments that we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Indenture and such other documents, agreements and instruments.

Based on and subject to the foregoing and the other assumptions, exclusions and qualifications in this letter, we are of the opinion that (1) the Alaska Guarantor (A) is a corporation validly existing under Alaska law; (B) has the corporate power to enter into and deliver each of the Indenture and the Guarantee; (C) has taken all corporate action necessary to authorize the execution and delivery of each of the Indenture and the Guarantee; and (D) based solely on the certificate of an officer of the Alaska Guarantor, has executed and delivered the Indenture and the Guarantee; and (2) the Washington Guarantor (A) is a corporation validly existing under Washington law; (B) has the corporate power to enter into and deliver each of the Indenture and the Guarantee; (C) has taken all corporate action necessary to authorize the execution and delivery of each of the Indenture and the Guarantee; and (D) based solely on the certificate of an officer of the Washington Guarantor, has executed and delivered the Indenture and the Guarantee.

We do not express any opinions herein concerning any laws other than the laws in their current forms of the states of Alaska and Washington, and we express no opinion with respect to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of Notes and Guarantees” in the prospectus that forms part of the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or related rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Very truly yours,

/s/ PERKINS COIE LLP